EXECUTION COPY




                                  $20,000,000

                                CREDIT AGREEMENT

                           Dated as of March 29, 2005

                                     Among

                               ITC^DELTACOM, INC.

                                   as Parent

                            INTERSTATE FIBERNET, INC.

                                  as Borrower

                          THE SUBSIDIARIES NAMED HEREIN

                            THE LENDERS NAMED HEREIN

                                   as Lenders

                   WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                          as Administrative Agent and

                                Collateral Agent



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                               TABLE OF CONTENTS


                                                                            Page

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.   Certain Defined Terms..........................................2
Section 1.02.   Computation of Time Periods; Other Definitional Provisions....24
Section 1.03.   Accounting Terms..............................................24

                  ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01.   Term Commitments..............................................25
Section 2.02.   Intentionally omitted.........................................25
Section 2.03.   Repayment of Advances.........................................25
Section 2.04.   Intentionally omitted.........................................25
Section 2.05.   Prepayments...................................................25
Section 2.06.   Interest......................................................27
Section 2.07.   Increased Costs, Etc..........................................27
Section 2.08.   Payments and Computations.....................................27
Section 2.09.   Taxes.........................................................29
Section 2.10.   Sharing of Payments, Etc......................................31
Section 2.11.   Intentionally omitted.........................................32
Section 2.12.   Defaulting Lenders............................................32
Section 2.13.   Evidence of Debt; Register....................................33

                       ARTICLE III CONDITIONS OF LENDING

Section 3.01.   Conditions Precedent to the Effective Date....................35

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01.   Representations and Warranties of the Borrower................39

                              ARTICLE V COVENANTS

Section 5.01.   Affirmative Covenants.........................................47
Section 5.02.   Negative Covenants............................................55
Section 5.03.   Reporting Requirements........................................65

                          ARTICLE VI EVENTS OF DEFAULT

Section 6.01.   Events of Default.............................................69

                              ARTICLE VII GUARANTY

Section 7.01.   Parent Guaranty; Limitation of Liability......................72
Section 7.02.   Guaranty Absolute.............................................72
Section 7.03.   Waivers and Acknowledgments...................................74
Section 7.04.   Subrogation...................................................74
Section 7.05.   Intentionally omitted.........................................75
Section 7.06.   Subordination.................................................75
Section 7.07.   Continuing Guaranty; Assignments..............................76

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Section 7.08.   Release of the Parent.........................................76

                             ARTICLE VIII THE AGENT

Section 8.01.   Authorization and Action......................................76
Section 8.02.   Agents' Reliance, Etc.........................................77
Section 8.03.   WCAS and Affiliates...........................................77
Section 8.04.   Lender Credit Decision........................................77
Section 8.05.   Indemnification...............................................78
Section 8.06.   Successor Agents..............................................78
Section 8.07.   Appointment of Subagents......................................79

                            ARTICLE IX MISCELLANEOUS

Section 9.01.   Amendments, Etc...............................................79
Section 9.02.   Notices, Etc..................................................80
Section 9.03.   No Waiver; Remedies...........................................80
Section 9.04.   Costs and Expenses............................................80
Section 9.05.   Right of Set-off..............................................82
Section 9.06.   Binding Effect................................................82
Section 9.07.   Assignments and Participations................................82
Section 9.08.   Execution in Counterparts.....................................84
Section 9.09.   Confidentiality...............................................85
Section 9.10.   Release of Collateral.........................................85
Section 9.11.   Jurisdiction, Etc.............................................85
Section 9.12.   Governing Law.................................................86
Section 9.13.   Waiver of Jury Trial..........................................86

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SCHEDULES

Schedule I                 -        Lending Offices
Schedule II                -        Competitors
Schedule III               -        Subsidiaries to be Dissolved
Schedule 4.01(a)(ii)       -        Good Standings
Schedule 4.01(a)(iii)      -        Pending Licenses, Permits and Other
                                    Approvals
Schedule 4.01(b)           -        Subsidiaries
Schedule 4.01(d)           -        Authorizations, Approvals, Actions, Notices
                                    and Filings
Schedule 4.01(f)           -        Disclosed Litigation
Schedule 4.01(n)           -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)           -        Open Years; Unpaid Tax Liabilities; Adjusted
                                    Tax Bases
Schedule 4.01(r)           -        Surviving Debt
Schedule 4.01(s)           -        Liens
Schedule 4.01(t)           -        Owned Real Property
Schedule 4.01(u)           -        Leased Real Property
Schedule 4.01(v)           -        Investments
Schedule 4.01(w)           -        Intellectual Property
Schedule 4.01(x)           -        Material Contracts

EXHIBITS

Exhibit A       -   Form of Term Note
Exhibit B       -   Form of Assignment and Acceptance
Exhibit C       -   Form of Security Agreement
Exhibit D       -   Form of Third Lien Intercreditor and Subordination Agreement
Exhibit E       -   Form of Capital Lease Assignment
Exhibit F       -   Form of Opinion of Counsel to the Loan Parties

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                                CREDIT AGREEMENT


          CREDIT AGREEMENT, dated as of March 29, 2005 (this "Agreement"), among ITC^DeltaCom, Inc., a Delaware corporation (the "Parent"), Interstate FiberNet, Inc., a Delaware corporation (the "Borrower"), the Subsidiaries listed on the signature page hereof, the lenders listed on the signature pages hereof (the "Lenders"), Welsh, Carson, Anderson & Stowe VIII, L.P., as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent") for the Lenders and as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent" and, together with the Administrative Agent, the "Agents").

                                   RECITALS:

          WHEREAS, the Parent, the Borrower, the subsidiary guarantors listed on the signature pages thereto, the Lenders and the Agents are party to the Credit Agreement, dated as of October 6, 2003, as amended (the "Original Second Lien Credit Agreement");

          WHEREAS, pursuant to the Credit Agreement, dated as of April 5, 2000, (the "Original ITCD Credit Agreement"), among the Borrower, the Parent, the subsidiary guarantors listed on the signature pages thereof, and the banks, financial institutions and other institutional lenders from time to time parties thereto as lenders or agents, such lenders made available to the Borrower $160,000,000, consisting of $100,000,000 under the Tranche 1 Term B Facility, as defined in the Original ITCD Agreement, and $60,000,000 under the Tranche 2 Term B Facility, as defined in the Original ITCD Agreement in order to finance (a) working capital and certain capital expenditures (including the build-out of the collocation and data services businesses) and other general corporate purposes and (b) the purchase of certain equipment, respectively;

          WHEREAS, (a) the Borrower, ITC^DeltaCom Communications, Inc. ("Communications" and together with the Borrower, the "Lessees") and NTFC Capital Corporation ("NTFC") are party to that certain Master Lease Agreement, dated December 29, 2000, and the schedules, annexes and security documents related thereto (as amended through the date hereof, the "NTFC Capital Lease"), and (b) Communications and General Electric Capital Corporation ("GE Lessor") are party to that certain Master Lease Agreement, dated December 31, 2001, and the schedules, annexes and security documents related thereto (as amended through the date hereof, the "GECC Capital Lease");

          WHEREAS, the Parent, the Borrower, the subsidiary guarantors listed on the signature pages thereof, and the banks, financial institutions and other institutional lenders from time to time parties thereto as lenders or agents, entered into (a) an amendment and restatement, dated as of October 29, 2002, of the Original ITCD Credit Agreement (the "First Amended ITCD Credit Agreement") and (b) a second amendment and restatement, dated as of October 6, 2003, of the First Amended ITCD Credit Agreement (the "Second Amended ITCD Credit Agreement"); and

          WHEREAS, the Loan Parties (as defined below) have requested (a) that certain First Lien Lenders (as defined below) make additional term loans available to the Borrower under the terms and conditions described in the First Lien Credit Agreement (as defined below), (b) that the Second Lien Lenders (as defined below) consent to an amendment and restatement of the indebtedness owing under the Second Lien Credit Agreement, (c) the First Lien Lenders and the Second Lien Lenders consent to the incurrence by the Borrower of subordinated secured indebtedness pursuant to this Agreement, (d) that the First Lien Lenders, NTFC and the GE Lessor consent to a restructuring of the indebtedness owing under the Second Amended ITCD Credit Agreement, the NTFC Capital Lease and the GECC Capital Lease, and (e) in connection with the foregoing, that the Lenders agree to provide subordinated secured indebtedness pursuant to terms of this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the preamble of this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lenders.

          "Advance" means a Term Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the preamble of this Agreement.

          "Agreement" means this Credit Agreement, dated as of March 29, 2005, among the Parent, the Borrower, the subsidiaries listed on the signature pages

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     hereto, the Lenders and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time.

          "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party," and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit B hereto.

          "Assumed BTI Debt" means (a) the Debt evidenced by the Tranche 3 Term B Advances, (as provided and defined in the First Lien Credit Agreement),
     (b) the Debt under the Second Lien Loan Documents, (c) unsecured Debt in the principal amount of $18,525,000 evidenced by the 10 1/2% Senior Notes due 2007 of BTI and (d) unsecured Debt in the principal amount of $7,100,000 evidenced by the note payable by BTI, Inc. to the order of P&H, Inc.

          "Bankruptcy Code" means title 11 of the United States Code, as amended.

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          "Benefit Plan Exchange Offer" means any transaction in which the
     Parent acquires and/or retires Equity Plan Securities in exchange for other Equity Plan Securities.

          "Board Designees" means individuals whose nomination for election, appointment or election as directors of the Parent is effectuated pursuant to (a) the Governance Agreement or (b) the Series A Certificate of Designation or the Series B Certificate of Designation.

          "Borrower" has the meaning specified in the preamble of this Agreement.

          "Borrower's Account" means the account of the Borrower as the Borrower shall specify in writing to the Administrative Agent.

          "Borrowing" means a Term Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

          "BTI" means BTI Telecom Corp.

          "BTI, Inc." means Business Telecom, Inc.

          "Capital Lease Assignments" means those certain UCC-3 financing statements authenticated by GE Lessor and NTFC, respectively, pursuant to which GE Lessor and NTFC will assign to the First Lien Agents and the Second Lien Agents their respective security interests in the assets subject to the GECC Capital Lease and the NTFC Capital Lease, respectively.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Cash Equivalents" means any of the following, to the extent owned by the Parent or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States; (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
     (c) below, is organized under the

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     laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion; (c) commercial paper in an aggregate amount of no more than $160,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "P-1" (or the then equivalent grade) by Moody's
     Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; or (d) obligations issued by any state of the United States of America or any municipality or other political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from any of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, Inc., including, without limitation, auction rate certificates.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the occurrence on any date after the Effective Date of any of the following: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Parent on a Fully Diluted Basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Parent, on a Fully Diluted Basis, than the percentage of the total voting power of the Voting Stock of the Parent, on a Fully Diluted Basis, beneficially owned (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) by the Existing Stockholders on such date; or (b) individuals who on the Effective Date constitute the board of directors of the Parent (together with any new directors whose appointment by the board of directors of the Parent or whose nomination by the board of directors of the Parent for election by the Parent's stockholders was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors on the Effective Date or whose appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office; or (c) the Parent shall cease to own 100% directly of the Equity Interests of the Borrower and 100%, directly or indirectly, of the Equity Interests of the other Loan Parties. For purposes of clause (b) of this definition, all Board Designees shall be deemed to be members of the board of directors of the Parent whose appointment or nomination for election was approved in the manner specified in clause (b).

          "Chief Financial Officer" means, with respect to any Loan Party, the officer of such Loan Party designated by such Loan Party as its chief financial

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     officer or, if there is no such officer designation, the officer of such
     Loan Party designated by such Loan Party as its principal accounting officer.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Agent" has the meaning specified in the preamble of this Agreement.

          "Collateral Documents" means the Security Agreement, the Third Lien Intercreditor and Subordination Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Commitment" means a Term Commitment.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all series and classes of such common stock.

          "Communications" has the meaning specified in the recitals of the parties to this Agreement.

          "Competitor" shall mean any Person identified on Schedule III hereto (or any Affiliate thereof) and any other Person (or any Affiliate thereof) that engages primarily, or as one of its principal activities, in the business of providing competitive local exchange telecommunications services to business customers.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties which such Agent or such Lender do not have reason to believe is confidential information. Notwithstanding anything to the contrary set forth in this definition or in this Agreement, "Confidential Information" shall not include information relating to the tax structure or tax treatment of any structure or transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure, excluding information the confidentiality of which is reasonably necessary to comply with U.S. Federal or state securities laws, it being the intent of the foregoing to cause any structure or transaction not to be treated as having been offered under conditions of confidentiality for purposes of
     Section 1.6011-

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     4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code, and this definition shall be construed in a manner consistent with such purpose.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Conversion Shares" means the Common Stock or other securities issued or issuable upon conversion of the Series A Preferred Stock.

          "Debt" of any Person means, at any time without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business, unless such trade payables overdue by more than 90 days are contested in good faith by such Person), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the

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

     event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to Redeem any Equity Interests in such Person or in any other Person, or to Redeem options, warrants or other rights to purchase or otherwise acquire such Equity Interests, before the date which is six months after the Termination Date (provided that if the exercise of the right to Redeem such Equity Interests or options, warrants or other rights is at the option of such Person under the terms of such Equity Interests or otherwise, the date of such Person's exercise, if any, of such right to Redeem shall be the date on which such Person shall first be deemed to have an Obligation to Redeem such Equity Interests or options, warrants or other rights for purposes of this definition), valued in the case of Preferred Interests at the stated liquidation preference of such Preferred Interests plus accrued and unpaid dividends from time to time, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Notwithstanding clause (g) of this definition, the Obligations referred to in such clause
     (g) as constituting "Debt" shall not include Obligations of such Person to Redeem Equity Interests in such Person (or to Redeem options, warrants or other rights to purchase or otherwise acquire such Equity Interests) in exchange for, or out of the proceeds of a substantially concurrent offering of, other Equity Interests (or options, warrants or other rights to purchase or otherwise acquire such other Equity Interests) in such Person, provided that any Obligations of such Person to Redeem such other Equity Interests (or to Redeem options, warrants or other rights to purchase or acquire such other Equity Interests) shall be subject to the provisions of such clause (g).

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to any Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any other Lender pursuant to Section 2.10 to purchase any participation in Advances owing to such other Lender and (b) any Agent pursuant to Section 8.05 to reimburse such Agent for such Lender's ratable share of any amount required to be paid by the Lenders to such Agent. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.12(a), the remaining portion of such Defaulted Amount shall be

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     considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
     (a) owes a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Disclosed Litigation" has the meaning specified in Section 3.01(c).

          "Effective Date" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

          "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved (so long as no Default has occurred and is continuing at the time of the relevant assignment pursuant to
     Section 9.07) by the Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided, further, that no Competitor shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "Equity Plan Securities" means any Equity Interests awarded, granted, sold or issued pursuant to any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit, defined contribution or other benefit plan of any Loan Party or any Subsidiary of any Loan Party.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), excluding, however, a "standard termination" as defined in
     Section 4041(a)(2) of ERISA; (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Events of Default" has the meaning specified in Section 6.01.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

          "Existing Debt Refinancing" has the meaning set forth in Section 5.02(b)(vi).

          "Existing Stockholders" means the WCAS Securityholders and their Affiliates. For purposes of this definition, "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, any net proceeds of any Permitted Refinancing (in excess of the amount necessary to pay in full the obligations in respect of the First Lien Loan Documents and the Second Lien Loan Documents) and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts, awards or payments received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) are in respect of loss or damage to fixed assets, real property or equipment and are applied to replace or repair such fixed assets, real property or equipment in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents (or to reimburse such Person for expenditures previously incurred on account of such replacement or repair); provided that such proceeds, awards or payments (i) are immediately deposited into an account held by the Collateral Agent on behalf of the Lenders, and (ii) are applied within nine months after the occurrence of such damage or loss, provided that the Borrower shall have delivered documentation reasonably satisfactory to the Administrative Agent evidencing the cost and proposed use of any equipment repaired or replaced pursuant thereto, or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto, or (c) are received by any Person by way of reimbursement or indemnification of such Person for costs and expenses incurred by such Person.

          "Facility" means the Term Facility.

          "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "First Amended ITCD Credit Agreement" has the meaning specified in the recitals of the parties to this Agreement.

          "First Lien Collateral Agent" means Wells Fargo Bank, N.A. and any successor collateral agent appointed pursuant to Article VIII of the First Lien Credit Agreement.

          "First Lien Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of even date herewith, among the Parent, the Borrower, the subsidiary guarantors listed on the signature pages thereof, the First Lien Lenders and the other parties thereto.

          "First Lien Facilities" means the "Facilities" (as provided and defined in the First Lien Credit Agreement).

          "First Lien Lenders" means the "Lenders" (as provided and defined in the First Lien Credit Agreement).

          "First Lien Loan Documents" means the "Loan Documents" (as provided and defined in the First Lien Credit Agreement).

          "First Lien Security Agreement" means the "Security Agreement" (as provided and defined in the First Lien Credit Agreement).

          "Fiscal Year" means a Fiscal Year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "Fully Diluted Basis" means, as of any date of determination, the sum of (a) the number of shares of Voting Stock outstanding as of such date of determination plus (b) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

          "GAAP" has the meaning specified in Section 1.03.

          "GECC Capital Lease" has the meaning specified in the recitals of the parties to this Agreement.

          "GE Lessor" has the meaning specified in the recitals of the parties to this Agreement.

          "Governance Agreement" means the Governance Agreement, dated as of October 6, 2003, as amended, among the Parent, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto, , as amended by the Amendment No. 1 to Governance Agreement, dated as of March 29, 2005.

          "Guaranteed Obligations" has the meaning specified in Section 7.01(a).

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "Incur" means, with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Information Statement" has the meaning specified in Section 4.01(cc).

          "Initial Lenders" means the Lenders party hereto on the Effective
     Date.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor Incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Lenders" means the lenders listed on the signature pages hereof and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Lender or Person, as the case may be, shall be a party to this Agreement.

          "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Lessees" has the meaning specified in the recitals of the parties to this Agreement.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes and (iii) the Collateral Documents and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes and (iii) the Collateral Documents.

          "Loan Parties" means the Borrower, the Parent and the Subsidiaries of the Parent.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties and the Subsidiaries of the Loan Parties, taken as a whole, (b) the rights and remedies of the Agents or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person. With respect to the Loan Parties, the Merger Agreement shall be deemed to be a Material Contract.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 2, 2003, as amended, among BTI, the parties identified on the signature pages thereto as the "WCAS Securityholders", the Parent and 8DBC1 Corp.

          "Merger Agreement Common Stock" means (a) the Common Stock of the Parent issued or issuable pursuant to the Merger Agreement, (b) the Series B Conversion Shares and (c) the Series B Warrant Shares.

          "Mortgage Policies" has the meaning specified in Section
     5.01(n)(i)(B).

          "Mortgages" has the meaning specified in Section 5.01(n)(i).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person (excluding Equity Interests), or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees and expenses, finder's fees and other similar fees and commissions and out-of-pocket costs and expenses, and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided, further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided, further, still that Net Cash Proceeds from Extraordinary Receipts shall not include up to $500,000 of cash proceeds in the aggregate received in connection with one or more such receipts, to the extent such cash proceeds are applied to replace the asset in respect of which such cash proceeds were received or are otherwise invested in such Person's business, so long as application is made within nine months after the occurrence of such receipt.

          "New Warrants" means warrants issued pursuant to the New Warrant Documents.

          "New Warrant Documents" means (a) that certain Warrant Agreement, dated as of March 29, 2005, between the Parent and Mellon Investor Services LLC, as warrant agent, as amended, amended and restated, supplemented or otherwise modified from time to time, (b) the Amendment No. 1 to Governance Agreement, dated as of March 29, 2005, by and among the Parent, WCAS Capital Partners III, L.P., WCAS, WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto and (c) each other agreement, certificate, document or instrument delivered in connection with clauses (a) and (b) above.

          "Note" means a Term Note.

          "NPL" means the National Priorities List under CERCLA.

          "NTFC" has the meaning specified in the recitals of the parties to this Agreement.

          "NTFC Capital Lease" has the meaning specified in the recitals of the parties to this Agreement.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document, including any Post-Petition Interest and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Open Year" has the meaning specified in Section 4.01(o)(iii).

          "Ordinary Course Obligations" means obligations (exclusive of obligations for the payment of borrowed money) under letters of credit, surety bonds, pledges, deposits or other arrangements made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business.

          "Original ITCD Credit Agreement" has the meaning specified in the recitals of the parties to this Agreement.

          "Original Second Lien Credit Agreement" has the meaning specified in the recitals of the parties to this Agreement.

          "Other Taxes" has the meaning specified in Section 2.09(b).

          "Parent" has the meaning specified in the preamble of this Agreement.

          "Parent Guaranty" means the guaranty of the Parent set forth in
     Article VII.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Deferred Taxes" has the meaning specified in that certain Limited Waiver to Second Amended and Restated Credit Agreement, dated as of February 28, 2005, by and among the Wells Fargo Bank, N.A., the lenders specified on the signature pages thereto and the Loan Parties.

          "Permitted Encumbrances" has the meaning specified in the Mortgages.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

          "Permitted Parent Debt" has the meaning specified in Section 5.02(b)(iv).

          "Permitted Refinancing" means a refinancing (satisfying all of the requirements of Section 5.02(b)(vii)) by the Loan Parties of (a) first, all (but not less or more than all) of the principal amount outstanding under the First Lien Loan Documents and the termination of the First Lien Loan Documents upon the consummation of such refinancing and (b) thereafter, all (or such lesser amount as shall be acceptable to the Required Lenders under and as defined in the Second Lien Loan Documents) of the principal amount outstanding under the Second Lien Loan Documents and, if paid in full in cash, the termination of all of the Second Lien Loan Documents upon the consummation of such refinancing.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PIK Amount" has the meaning specified in Section 2.06(a).

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Plan of Reorganization" means the Plan of Reorganization of the Parent under Chapter 11 of the Bankruptcy Code in In re ITC^DeltaCom, Inc. (Case No. 02-11848 (MFW)).

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Pledged Shares" has the meaning specified in the Security Agreement.

          "Post-Petition Interest" means any and all interest and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Loan Parties (or would accrue but for the operation of applicable bankruptcy or insolvency laws) whether or not such interest is allowed or allowable as a claim in any such proceeding.

          "Pre-Amendment Information" means all of the written information provided by or on behalf of the Borrower to the Lenders prior to the Effective Date.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

          "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

          "Receivables Financing" means a refinancing (satisfying all of the requirements of Section 5.02 (b)(viii)) by the Loan Parties of (a) first, all (but not less or more than all) of the principal amount outstanding under the First Lien Loan Documents and the termination of all of the First lien Loan Documents upon the consummation of such refinancing and (b) thereafter, all (or such lesser amount shall be acceptable to the Required Lenders under and as defined in the Second Lien Loan Documents) of the principal amount outstanding under the Second Lien Loan Documents and, if paid in full in cash, the termination of all of the Second Lien Loan Documents upon the consummation of such refinancing.

          "Redeem" means to purchase, redeem or otherwise retire or acquire for value, provided, however, that, notwithstanding the foregoing, "Redeem" shall not include (a) the acquisition and/or retirement by the Parent of Equity Interests of the Parent which are surrendered to the Parent as indemnification payments pursuant to the Merger Agreement, (b) the acquisition and/or retirement by the Parent of Common Stock or other Equity Interests of the Parent tendered by the holder of an Equity Plan Security in payment of an exercise or purchase price specified in such Equity Plan Security or (c) a Benefit Plan Exchange Offer.

          "Refinanced First Lien Loan Documents" means the loan documents relating to any Permitted Refinancing, any Receivables Financing or any Replacement Financing of the First Lien Loan Documents.

          "Refinanced Second Lien Loan Documents" means the loan documents relating to any Permitted Refinancing, any Receivables Financing or any Replacement Financing of the Second Lien Loan Documents.

          "Register" has the meaning specified in Section 2.13(b).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reorganization Common Stock" means the Common Stock of the Parent issued or issuable under or in connection with the Plan of Reorganization, including, without limitation, the Conversion Shares and the Warrant Shares.

          "Reorganization Securities" means (a) the Reorganization Common Stock,
     (b) the Series A Preferred Stock and (c) the Warrants.

          "Replaced Lender" has the meaning specified in Section 2.09(g).

          "Replacement Effective Date" has the meaning specified in Section 2.09(g).

          "Replacement Financing" means a refinancing (satisfying all of the requirements of Section 5.02(b)(ix)) by the Loan Parties of (a) first, all (but not less than all) of the principal amount outstanding under the First Lien Loan Documents and the termination of all of the First Lien Loan Documents upon the consummation of such refinancing and (b) thereafter, all (or such lesser amount as shall be acceptable to the Required Lenders under and as defined in the Second Lien Loan Documents) of the principal amount outstanding under the Second Lien Loan Documents and if paid in full in cash, the termination of all of the Second Lien Loan Documents upon the consummation of such refinancing.

          "Replacement Lender" has the meaning specified in Section 2.09(g).

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority of the aggregate principal amount of the Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) the aggregate unused Commitments of such Lender at such time.

          "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

          "Restricted Payment" has the meaning specified in Section 5.02(g).

          "SEC" means the United States Securities and Exchange Commission.

          "Second Amended ITCD Credit Agreement" has the meaning specified in the recitals of the parties to this Agreement.

          "Second Lien Collateral Agent" means General Electric Capital Corporation and any successor collateral agent appointed pursuant to
     Article VIII of the Second Lien Credit Agreement.

          "Second Lien Credit Agreement" means the Amended and Restated Credit Agreement, dated as of the date hereof, among the Parent, the Borrower, the subsidiary guarantors listed on the signature pages thereof, the Second Lien Lenders and the other parties thereto.

          "Second Lien Facility" means the "Facility" (as provided and defined in the Second Lien Credit Agreement).

          "Second Lien Lenders" means the "Lenders" (as provided and defined in the Second Lien Credit Agreement).

          "Second Lien Loan Documents" means the "Loan Documents" (as provided and defined in the Second Lien Credit Agreement).

          "Secured Obligations" has the meaning specified in the Security Agreement.

          "Secured Parties" means the Agents and the Lenders.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" has the meaning specified in Section 3.01(b)(ii).

          "Series A Certificate of Designation" means the Parent's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions thereof, as in effect from time to time.

          "Series A PIK Dividends" means the shares of Series A Preferred Stock paid or payable as dividends on outstanding shares of Series A Preferred Stock.

          "Series A Preferred Stock" means the shares of preferred stock of the Parent designated as the 8% Series A Convertible Redeemable Preferred Stock and issued pursuant to the Series A Certificate of Designation, including, without limitation, Series A PIK Dividends.

          "Series B Certificate of Designation" means the Parent's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions thereof, as in effect from time to time.

          "Series B PIK Dividends" means the shares of Series B Preferred Stock paid or payable as dividends on outstanding shares of Series B Preferred Stock.

          "Series B Preferred Stock" means the shares of preferred stock of the Parent designated as the 8% Series B Convertible Redeemable Preferred Stock and issued pursuant to the Series B Certificate of Designation, including, without limitation, Series B PIK Dividends.

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subordinated Debt" means Debt that, by the terms of any agreement or instrument pursuant to which such Debt is Incurred, is expressly made subordinate in right of payment and priority to the Debt under the First Lien Loan Documents and the Second Lien Loan Documents.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding as of the Effective Date.

          "Tax Agreement" means the Tax Indemnification Agreement, dated as of August 26, 1997, between ITC Holding Company, Inc. and the Parent.

          "Tax Certificate" has the meaning specified in Section 5.03(k).

          "Taxes" has the meaning specified in Section 2.09(a).

          "Term Advance" means the single advance made by each Term Lender, according to such Lender's Term Commitment.

          "Term Borrowing" means a borrowing consisting of simultaneous Term Advances made by the Term Lenders.

          "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.13(b) as such Lender's "Term Commitment."

          "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

          "Term Lender" means any Lender that has a Term Commitment.

          "Term Loan" has the meaning specified in Section 2.01(a).

          "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

          "Termination Date" means the earlier of (a) the date on which the Administrative Agent, by notice to the Borrower, declares the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable pursuant to Section
     6.01 and (b) the date that is the later of (i) December 31, 2009 and (ii) 91 calendar days after the maturity of the Second Lien Facility.

          "Third Lien Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, among each of the Agents, the Lenders, the Agents as provided and defined in the First Lien Credit Agreement, on its behalf and on behalf of the First Lien Lenders, the Agents, as provided and defined in the Second Lien Credit Agreement, the Second Lien Lenders and the Loan Parties, in substantially the form of Exhibit D hereof, as the same may be amended, amended and restated and/or modified from time to time, including any replacement thereof or any additional intercreditor agreement in connection with any Permitted Financing, Receivables Financing, or Replacement Financing.

          "Transactions" means the transactions contemplated by the Loan Documents.

          "Unencumbered Parcel" means any parcel of real property owned by any Loan Party or its Subsidiaries that was not previously pledged as Collateral to secure the Obligations of the Loan Parties under the Loan Documents.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. For purposes of this definition, Common Stock of the Parent shall constitute Voting Stock of the Parent and the Series A Preferred Stock and the Series B Preferred Stock shall not constitute Voting Stock of the Parent.\

          "Warrant Shares" means the Common Stock or other securities issued or issuable upon the exercise of the Warrants.

          "Warrants" means the Common Stock purchase warrants issued by the Parent on the date of the initial issuance of the Series A Preferred Stock and any warrants issued in exchange or substitution therefor or upon exercise thereof in accordance with the warrant agreement pursuant to which such Common Stock purchase warrants were issued.

          "WCAS" means Welsh, Carson, Anderson & Stowe VIII, L.P.

          "WCAS Securityholders" means, collectively, (a) WCAS Capital Partners III, L.P., (b) WCAS, (c) WCAS Information Partners, L.P., (d) each of the individual investors and trusts that executed the Governance Agreement as "WCAS Securityholders," (e) the Affiliates of any of the Persons referred to in clauses (a), (b), (c) and (d) above, (f) the related Persons of any of the Persons referred to in clauses (a), (b), (c) and (d) above and (g) the WCAS Securityholder Permitted Transferees. For purposes of this definition, "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "WCAS Securityholder Permitted Transferees" means the individuals who are the heirs, executors, administrators, testamentary trustees, legatees, beneficiaries, spouses or lineal descendants of any of the WCAS Securityholders who are natural Persons.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          Section 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein, unless otherwise specified herein, shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect from time to time ("GAAP") and consistent with those applied in the preparation of the financial statements of the Parent and its Subsidiaries.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01. Term Commitments. (a) Subject to the terms and conditions hereof, each Term Lender, severally and not jointly, agrees to make a term loan (a "Term Loan") to the Borrower on the Effective Date in an amount not to exceed the amount of the Term Commitment of such Lender.

          (b) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Effective Date) requesting that the Term Lenders make the Term Advance on the Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Effective Date, each Term Lender shall make available to the Administrative Agent at the Administrative Agent's Account an amount in immediately available funds equal to such Term Lenders' ratable portion of such Term Borrowing in accordance with the respective Term Commitments of such Term Lender and the other Term Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower by crediting the Borrower's Account.

          Section 2.02. Intentionally omitted.

          Section 2.03. REPAYMENT OF ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the Termination Date. Each Lender hereby acknowledges that the receipt of any such payments is subject to the Third Lien Intercreditor and Subordination Agreement.

          Section 2.04. Intentionally omitted.

          Section 2.05. PREPAYMENTS. (a) OPTIONAL. After indefeasible payment and satisfaction in full of the obligations under the First Lien Loan Documents and the Second Lien Loan Documents and subject to the terms of the Third Lien Intercreditor and Subordination Agreement, the Borrower may, upon at least one Business Day's notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $500,000 in excess thereof. Each such prepayment of any Advances shall be applied ratably to each Lender.

          (b) MANDATORY. Subject to the terms and conditions of the Third Lien Intercreditor and Subordination Agreement:

               (i) Intentionally omitted.

               (ii) The Borrower shall, within two Business Days after the date of receipt of the Net Cash Proceeds by any Loan Party from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any Subsidiary of a Loan Party (other than leases in the ordinary course of business or any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (v)(B), (vi), or
          (vii) of Section 5.02(e)) prepay an aggregate principal amount of the Advances equal to such Net Cash Proceeds in excess, so long as no Default or Event of Default has occurred and is continuing, of $30,000,000; provided that no portion of the Net Cash Proceeds retained by the Loan Parties pursuant to this subsection (ii) shall be used by any Loan Party in connection with any merger with any Person or acquisition of assets of any Person (other than assets acquired in the ordinary course of the Loan Parties' business); and (B) any Extraordinary Receipt received by, or paid to, or for the account of, any Loan Party or any Subsidiary of a Loan Party and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Advances in any amount equal to the amount of such Net Cash Proceeds.

               (iii) The Borrower shall, within two Business Days after the date of receipt, prepay an aggregate principal amount of the Advances in an amount equal to 100% of the proceeds received on account of (A) Debt incurred by any Loan Party (other than Special Term B Advances (as defined in the First Lien Loan Agreement) it being understood that the proceeds of any Permitted Refinancing, Receivables Financing or Replacement Financing shall be used to repay the Obligations in respect of the First Lien Facilities and the Second Lien Facility) or
          (B) any offering of any Equity Interests of the Parent or any other Loan Party except for Equity Interests consisting of any (1) Common Stock of the Parent, the proceeds of the issuance and sale of which are applied to refinance the Series A Preferred Stock or Series B Preferred Stock at not more than 100% of liquidation value plus accrued dividends, (2) Equity Plan Securities (3) New Warrants or (4) Reorganization Securities.

               (iv) Intentionally omitted.

               (v) Intentionally omitted.

               (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and shall be applied ratably to each Lender.

          Section 2.06. INTEREST. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at a rate of 12% per annum, compounded quarterly, and shall be (i) until the satisfaction in full of the Loan Parties' obligations under the First Lien Loan Documents, the Second Lien Loan Documents, any Permitted Refinancing, any Receivables Financing or any Replacement Financing, added to the principal amount of the Term Loans (the "PIK Amount") and no such interest for such period shall be paid in cash, and (ii) thereafter, at the option of the Borrower, (A) payable in arrears on the last day of each March, June, September and December or (B) added to the principal amount of the Term Loans and no such interest for such period shall be paid in cash. The principal amount of the Term Loans shall, without further action on the part of the Borrower or the Lenders, be deemed to be increased by the PIK Amount so capitalized and added to the principal in accordance with this clause (a).

          (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, in the manner and on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Advance pursuant to clause
(a) above.

          Section 2.07. INCREASED COSTS, ETC. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          Section 2.08. PAYMENTS AND COMPUTATIONS.(a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.12), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the

Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          Section 2.09. TAXES. (a) Any and all payments by or for the account of any Loan Party hereunder, or in respect of the Notes or any other Loan Document, shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Documents to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) Each Loan Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.09, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of such Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.09, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the relevant Loan Party (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and each Loan Party with two original Internal Revenue Service forms W-8ECI or W-8 or W-8BEN (and, if applicable to the exemption claimed by a Lender that delivers a form W-8 or W-8BEN, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder, within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, of the Loan Party and is not a controlled foreign corporation related to the Loan Party, within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes (or, in the case of a Lender providing a form W-8 or W-8BEN, certifying that such Lender is a foreign corporation, partnership, estate or trust). If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection
(a) of this Section 2.09 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8, W-8BEN or W-8ECI (or the related certificate described above), that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Loan Party and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the relevant Loan Party with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.09 with respect to Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Loan Party shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) The Loan Party may replace any Lender that has requested additional amounts under this Section 2.09, by written notice to such Lender and the Administrative Agent and identifying one or more persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender", and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"); provided that (i) the notice from such Loan Party to the Replaced Lender and the Administrative Agent provided for herein above shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given and (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 9.07(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to Section 9.07(a)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with such Loan Party and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Advances of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date, without duplication, of
(x) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Advances of the Replaced Lender and (y) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender hereunder.

          Section 2.10. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and

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

payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section
2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

          Section 2.11. Intentionally omitted.

          Section 2.12. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lenders, in the following order of priority:

               (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent hereunder; and

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

               (ii) second, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.12.

          (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in a segregated account, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be customary terms applicable to escrow accounts maintained with financial institutions. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

               (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

               (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

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

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (c) The rights and remedies against a Defaulting Lender under this
Section 2.12 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender and that any Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

          Section 2.13. EVIDENCE OF DEBT; REGISTER. (a) Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Term Note, in substantially the form of Exhibit A, payable to the order of such Lender in a principal amount equal to the Term Advance of such Lender. The Lenders hereby agree that any promissory notes evidencing the Advances issued by the Borrower to any Lender prior to the date hereof shall be deemed null and void and of no further force or effect for any and all purposes, and each Lender that is a holder of any such note agrees to surrender such note to the Borrower. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Administrative Agent shall maintain at its address referred to in Section 9.02 a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of each Lender from time to time (the "Register"). The Register maintained by the Administrative Agent pursuant to this Section shall also include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          (d) The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                  ARTICLE III

                              CONDITIONS OF LENDING

          Section 3.01. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The occurrence of the Effective Date is subject to the satisfaction of the following conditions precedent:

          (a) The Effective Date shall occur on or before March 29, 2005.

          (b) The Administrative Agent shall have received the following, each dated the Effective Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

               (i) The Notes payable to the order of the Lenders, to the extent requested by any Lender pursuant to Section 2.13(a).

               (ii) A security agreement in substantially the form of Exhibit C hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                    (A) written confirmation of receipt by the First Lien
               Collateral Agent of certificates representing the Pledged Shares referred to under the First Lien Security Agreement, the Second Lien Security Agreement and the Security Agreement accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank, to be held by the First Lien Collateral Agent pursuant to the terms of the First Lien Security Agreement and otherwise in accordance with the Third Lien Intercreditor and Subordination Agreement.

                    (B) acknowledgment copies or stamped receipt copies of
               proper financing statements, duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the priority liens

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

               and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, subject only to the prior Lien of the First Lien Collateral Agent and the Second Lien Collateral Agent and Permitted Liens and otherwise in accordance with the Third Lien Intercreditor and Subordination Agreement,

                    (C) completed requests for information, dated on or before the Effective Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) written confirmation of receipt by the First Lien
               Collateral Agent of copies of the Assigned Agreements referred to in the Security Agreement, to be held by the First Lien Collateral Agent pursuant to the terms of the First Lien Security Agreement and otherwise in accordance with the Third Lien Intercreditor and Subordination Agreement, and

                    (F) evidence that all other action that the Administrative
               Agent may deem reasonably necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements, landlords' and bailees' waiver and consent agreements and account control and cash management agreements in form and substance satisfactory to the Administrative Agent) subject only to the prior Lien of the First Lien Collateral Agent and the Second Lien Collateral Agent and Permitted Liens and otherwise in accordance with the Third Lien Intercreditor and Subordination Agreement.

          (iii) Written confirmation of receipt by the First Lien Collateral Agent of copies of the Capital Lease Assignments substantially in the form of Exhibit E hereto.

          (iv) The Third Lien Intercreditor and Subordination Agreement in substantially the form of Exhibit D hereto, duly executed by each of the parties thereto.

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

          (v) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transactions and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Loan Document to which it is or is to be a party.

          (vi) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Effective Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) to the extent that the Secretary of State of the applicable jurisdiction of incorporation provides such a certification, such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

          (vii) A copy of a certificate of the Secretary of State in each jurisdiction in which each Loan Party is qualified to do business, dated reasonably near the date of the Effective Date, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

          (viii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
     Section 3.01(b)(vi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in
     Section 3.01(b)(v) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from entering into this Agreement, that constitutes a Default.

          (ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is

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

     or is to be a party and the other documents to be delivered hereunder and thereunder.

          (x) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lenders.

          (xi) Favorable opinions of counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "Disclosed Litigation").

          (d) All governmental and third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect (other than any consents and approvals the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect); all applicable waiting periods in connection with the Transactions shall have expired without any action being taken by any competent authority (other than any action which either individually or in the aggregate with all such actions would not reasonably be expected to have a Material Adverse Effect), and no law or regulation shall be applicable in the reasonable judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) All Pre-Amendment Information shall be true, correct and complete in all material aspects as of the dates specified therein, and no additional information shall have come to the attention of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.

          (f) The Borrower shall have paid (or made provision therefor in a manner reasonably satisfactory to the Agents) (i) all accrued and unpaid interest, expenses and fees outstanding with respect to the First Amended ITCD Credit Agreement, (ii) all reasonable and documented costs and expenses of the Administrative Agent (including the reasonable fees and expenses of legal counsel and financial advisors to the Administrative Agent) and the Lenders, and
(iii) the fees set forth in Section 2.07.

          (g) The Lenders shall be reasonably satisfied that (i) the Parent and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Parent and its ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been

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

waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

          (h) The parties shall have executed and delivered (i) the First Lien Loan Documents and (ii) the Second Lien Loan Documents, each of which shall be in form and substance reasonable acceptable to the Lenders.

          (i) The Lessees shall have paid all accrued and outstanding interest under the NTFC Capital Lease and GECC Capital Lease on or before the Effective Date.

          (j) A copy of the New Warrant Documents and duly executed warrants in definitive form and registered in such names as shall be satisfactory to the Lenders.

          (k) The Administrative Agent shall have received drafts of the audited Consolidated balance sheet of the Loan Parties as at December 31, 2004, and drafts of the audited, related Consolidated statement of income and Consolidated statement of cash flows of the Loan Parties for the Fiscal Year then ended.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Loan Parties represent and warrant, jointly and severally, as follows as of the date hereof and the Effective Date:

          (a) Each Loan Party and each of its respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation (except as set forth in Schedule 4.01(a)(ii) hereto) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals (except as set forth on Schedule 4.01(a)(iii) hereto)) to own or lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power or authority would not be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by the Parent free and clear of all Liens, except those created under the Loan Documents.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Effective Date showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.

          (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, or material contract, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, the First Lien Loan Documents and the Second Lien Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the FCC or any applicable PUC) or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant or affirmation by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the third priority nature thereof), or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect except (A) as set forth in the Loan Documents or (B) for such authorizations, approvals, actions, notices and filings which would not have a Material Adverse Effect if not so made or obtained. All applicable waiting periods in connection with the Transactions have expired without any action

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

     having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to any Loan Party's knowledge, threatened before any court, governmental agency or arbitrator that (i) would, alone or when considered in conjunction with any other actions, suits, investigation, litigation or proceeding affecting any Loan Party, be reasonably likely to have a Material Adverse Effect other than the Disclosed Litigation or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of Transactions, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of or as a result of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The (i) unaudited Consolidated balance sheet of the Loan Parties as at the nine (9) months ended September 30, 2004 and (ii) the unaudited related Consolidated statement of income and Consolidated statement of cash flows of the Loan Parties for the nine (9) months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to the Agents and each Lender, fairly present the Consolidated financial condition of the Loan Parties, as the case may be, as at such date and the Consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2004 there has been no Material Adverse Change.

          (h) Intentionally omitted.

          (i) The Consolidated balance sheets, income statements and cash flows statements of the Loan Parties delivered to the Lenders pursuant to Section 5.03(e) were or will be, and the unaudited pro forma financial information about the Loan Parties delivered to the Lenders in the ITC^DeltaCom 2005-2006 Business Plan, dated March 9, 2005, was, prepared in good faith on the basis of the assumptions stated therein, which assumptions were or will be fair in light of the conditions existing at the time of delivery of such information, and represented or will represent, at the time of delivery, the Loan Parties' best estimate of the future financial performance of the Loan Parties.

          (j) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other Transactions, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.

          (m) The Collateral Documents create a valid security interest in the Collateral, securing the payment of the Secured Obligations, and at such time as all filings delivered to the Collateral Agent on or before the Effective Date have been duly filed in accordance with the provisions of the Security Agreement, such security interest will be perfected. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

          (n) (i)Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

               (ii) No ERISA Event (i) has occurred and is outstanding or (ii) to the Loan Parties' knowledge, is reasonably expected to occur, in each case with respect to any Plan.

               (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

               (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or, to the Loan Parties' knowledge, is reasonably expected to incur any Withdrawal Liability exceeding $1,000,000 to any Multiemployer Plan.

               (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such

          Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan, to the Borrower's knowledge, is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (o) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best of its knowledge, is adjacent to any such property; there are no and or, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or, to the best of its knowledge, operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or, to the best of its knowledge, operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except as specifically permitted under Environmental Laws.

               (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (p) (i)Except as set forth in Schedule 4.01(p) hereto, neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

               (ii) (x) all tax returns and all material statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and its Subsidiaries have been timely filed in accordance with all applicable laws and, as of time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations and the status of each Loan Party and its Subsidiaries; (y) each Loan Party and its Subsidiaries has timely paid or made adequate provision for payment of all taxes (other than the Permitted Deferred Taxes) that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid, including without limitation, assessments, interest and penalties (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder); and (z) each Loan Party and its Subsidiaries have made adequate provision for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

               (iii) Set forth on Part I of Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

               (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $35,000. Set forth on Part II of Schedule 4.01(p) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $100,000. To the Borrower's knowledge, no issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

               (v) Except as set forth in Schedule 4.01(p) hereto, the aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $35,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (q) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and gross book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries involving aggregate consideration payable to or by such Loan Party or its Subsidiaries of $20,000,000 or more in any year. Each such Material Contract, together with each other Material Contract shows as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and except as set forth on Schedule 4.01(x) hereto, there exists no default under any Material Contract by any party thereto.

          (y) The New Warrants have been duly authorized by the Parent and, when issued and delivered in accordance with the terms of this Agreement and the New Warrant Documents, will be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens, other than Liens arising under the Governance Agreement. The shares of Common Stock issuable upon exercise or conversion of the New Warrants will, when issued, be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens, other than Liens arising under the Governance Agreement. The issuance of the New Warrants and the New Warrant Shares will not be subject to preemptive or other similar rights.

          (z) The New Warrant Documents and the New Warrants constitute valid and binding agreements of the Parent, in each case enforceable against the Parent in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          (aa) Neither the Parent nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Parent under circumstances which would require, under the Securities Act (the integration of such offering with the offering and sale of the New Warrants) which might subject the offering, issuance or sale of the New Warrants to the registration requirements of Section 5 of the Securities Act.

          (bb) The authorized capital stock of the Parent consists of 350,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 17, 2005, there were outstanding 55,084,955 shares of Common Stock of the Parent, 179,311 shares of Series A Preferred Stock and 539,078 shares of Series B Preferred Stock. As of March 17, 2005, there were outstanding under the ITC^DeltaCom, Inc. Stock Incentive Plan (i) stock options to purchase an aggregate of 2,694,886 shares of Common Stock of the Parent, of which stock options to purchase an aggregate of 1,927,635 shares of Common Stock of the Parent were exercisable, and (ii) restricted stock units for 1,653,000 shares of Common Stock of the Parent, of which restricted stock units for 791,165 shares of Common Stock were vested. As of March 17, 2005, there were outstanding, currently exercisable warrants to purchase an aggregate of 4,020,000 shares of Common Stock of the Parent. All outstanding shares of capital stock of the Parent have been, and all shares of Common Stock of the Parent that may be issued pursuant to the ITC^DeltaCom, Inc. Stock Incentive Plan will be, when issued in accordance with the terms of such plan, duly authorized and validly issued and fully paid and nonassessable. No Subsidiary of the Parent owns any shares of capital stock of the Parent.

          (cc) The information statement (the "Information Statement") of the Parent required to be filed with the SEC pursuant to Regulation 14C under the Exchange Act, in connection with the issuance of the New Warrants and New Warrant Shares, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Parent, the Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this 4.01(cc) will not apply to statements or omissions included in the Information Statement based upon information furnished to the Parent in writing by the Initial Lenders specifically for use therein.

                                   ARTICLE V

                                   COVENANTS

          Section 5.01. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the rules and regulations of the FCC and each applicable PUC.

          (b) PAYMENT OF TAXES, ETC. Subject to Section 5.01(n)(ii), pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
     (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable.

          (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates.

          (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Lenders.

          (f) VISITATION RIGHTS. At any reasonable time upon prior reasonable notice and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (x) the request of the Collateral Agent (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property acquired for a purchase price in excess of $1,000,000 in any Fiscal Year and $5,000,000 in the aggregate over the term of this Agreement by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected third priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Loan Parties shall, in each case at the Loan Parties' expense:

               (i) Intentionally omitted.

               (ii) within 30 days after such request, formation or acquisition (or such longer period as the Administrative Agent may permit), furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 45 days after such request, formation or acquisition (or such longer period as the Administrative Agent may permit), duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 60 days after such request, formation or acquisition (or such longer period as the Administrative Agent may permit), take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition (or such longer period as the Administrative Agent may permit), deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

               (vi) within 60 days after such request, formation or acquisition (or such longer period as the Administrative Agent may permit), deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned by the entity that is the subject of such request, formation or acquisition such title reports, surveys and engineering, soils and other reports, and environmental assessment reports, as may be prepared in the ordinary course of business by such entity; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, third priority lien on and security interest in such dividends, and

               (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

          (k) FURTHER ASSURANCES. (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

               (ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding the foregoing, no Loan Party shall be required, solely pursuant to the provisions of this Section 5.01(k), to encumber any assets which were not otherwise required to be encumbered on the Effective Date or pursuant to Section 5.01(j).

          (l) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of

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

     any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

           (m) PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect until the cancellation or termination thereof in accordance with its terms, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent (or by the Administrative Agent at the request of the Required Lenders) and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

          (n) CONDITIONS SUBSEQUENT. (i) With respect to (A) any newly-acquired Unencumbered Parcel with a gross book value in excess of $1,000,000, (B) real property that is subject to a mortgage for the benefit of the First Lien Collateral Agent as of the Effective Date, or (C) any Unencumbered Parcel owned by any Loan Party as of the Effective Date in which any such Loan Party has invested such that the gross book value of the land and any buildings thereon after the investment is completed is greater than $1,000,000, the Loan Parties shall deliver to the Administrative Agent, within 60 days after the closing of any such acquisition in clause (A) above or of any such investment in clause (C) above and within 30 days of the Effective Date in the case of clause (B) (or such longer period as the Administrative Agent may agree) with respect to such property, the following, each dated such day (unless otherwise specified) in form and substance substantially similar to the correlative First Lien Loan Documents or the Second Lien Loan Documents but reflecting the third priority nature of the Lien: deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form reasonably satisfactory to the Administrative Agent (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                    (A) evidence that counterparts of the Mortgages have been
               duly recorded in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid third priority and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

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                    (B) fully paid American Land Title Association Lender's
               Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid third priority and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, Liens securing the First Lien Facilities and Liens securing the Second Lien Facility, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                    (C) American Land Title Association form surveys, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                    (D) the Assignments of Leases and Rents referred to in the
               Mortgages, duly executed by the appropriate Loan Party,

                    (E) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

                    (F) evidence of the insurance required by the terms of the
               Mortgages, and

                    (G) evidence that all other action that the Administrative
               Agent may deem reasonably necessary or desirable in order to create valid third priority and subsisting Liens on the property described in the Mortgages (subject to Liens securing the First Lien Facilities and Liens securing the Second Lien Facility) has been taken.

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

               (ii) Within thirty (30) days of the Effective Date, the Borrower shall pay, or cause to be paid, the Permitted Deferred Taxes in full

               (iii) Within thirty (30) days of the Effective Date, the Borrower shall dissolve each of the Subsidiaries listed on Schedule IV hereto or shall comply the provisions of Section 5.01(j) as if such Subsidiary were a newly formed Subsidiary.

               (iv) Within thirty (30) days of the Effective Date, the Loan Parties shall have entered into new or amended account control agreements, in form and substance reasonably satisfactory to the First Lien Collateral Agent, the Second Lien Collateral Agent and the Collateral Agent, as the Collateral Agent may deem necessary or desirable in order to ensure the priority and perfection of the Collateral Agent's security interests in the deposit, securities and other bank accounts of the Loan Parties.

               (v) BTI and BTI, Inc. shall use commercially reasonable efforts to enter into an amendment to the promissory note referred to in clause (d) of the definition of "Assumed BTI Debt", which amendment shall extend the maturity date of such note from April 30, 2006 to a date which occurs on or after October 31, 2006.

               (vi) Within (A) ten (10) days of the Effective Date, the Loan Parties shall deliver to the Administrative Agent a certificate of the Secretary of State in each of the jurisdictions and with respect to each Loan Party described on Schedule 4.01(a)(ii) stating that each Loan Party is duly qualified and in good standing as a foreign corporation in the jurisdictions applicable to each Loan Party and (B) twenty (20) days of the Effective Date, each Loan Party shall have obtained all governmental licenses, permits and other approvals described as pending on Schedule 4.01(a)(iii).

               (vii) Within ten (10) days of the Effective Date, the Loan Parties shall deliver to the Administrative Agent favorable opinions, in form and substance satisfactory to the Administrative Agent, of counsel to those Subsidiaries of the Parent organized in Alabama, North Carolina and Virginia.

               (viii) Within three (3) Business Days of the Effective Date, the Borrower shall deliver to the Administrative Agent copies of the audited financial statements of the Loan Parties without any "going-concern" or like qualification to the opinion set forth therein.

              (ix) (i) As promptly as reasonably practicable after the date hereof, the Parent will prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable the Information Statement and all other related materials, if any, (ii) WCAS and the Parent will cooperate with each other (A) in connection with the preparation of the Information Statement, (B) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement or the New Warrant Documents and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers. WCAS and its counsel shall be given a reasonable opportunity to review and comment on the Information Statement each time before such document (or any amendment thereto) is filed with the SEC, and reasonable and good faith consideration shall be given to any comments made by WCAS and its counsel. The Parent shall provide WCAS and its counsel with any comments or other communications, whether written or oral, that the Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Information Statement, promptly after receipt of those comments or other communications and a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the staff of the SEC.

               (x) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and/or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise or conversion of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise or conversion of all outstanding Warrants. All such shares, when issued upon such exercise or conversion, shall be validly issued, fully paid and non-assessable, free of all Liens and not subject to preemptive rights.;

               (xi) As promptly as reasonably practicable after the Effective Date, the Parent shall use its best efforts to cause the New Warrant Shares to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

          Section 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party shall, at any time:

          (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign, file or authorize the filing or suffer to exist, or permit any of its Subsidiaries to sign, file, or authorize the filing or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

               (i) Liens created under the Loan Documents, the First Lien Loan Documents and the Second Lien Loan Documents;

               (ii) Permitted Liens;

               (iii) Liens existing on the date hereof and described on Schedule 4.01(r) hereto;

               (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (v) Liens securing Permitted Refinancings, Receivables Financings, Replacement Financings and Existing Debt Refinancings to the extent permitted under Section 5.02(b), provided that if the Debt referred to in clauses (c) and (d) of the definition of "Assumed BTI Debt" is the subject of an Existing Debt Refinancing, such Debt shall not be secured by any Lien;

               (vi) (A) deposits of cash, checks or Cash Equivalents to secure Ordinary Course Obligations, (B) letters of credit issued to secure Ordinary Course Obligations or (C) surety, appeal, performance and return-of-money bonds and bonds of a similar nature issued to secure or in respect of Ordinary Course Obligations, in an aggregate amount not to exceed the amount set forth in Section 5.02(b)(xii);

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

               (vii) Liens securing Subordinated Debt permitted under Section 5.02(b)(xi) which are subordinated and junior in priority to the Liens securing the First Lien Loan Documents and the Second Lien Loan Documents on terms and conditions acceptable to the First Lien Agents, the Required Lenders under the First Lien Credit Agreement, the Second Lien Agents nad the Required Lenders under the Second Lien Credit Agreement and substantially similar to those set forth in the Third Lien Intercreditor and Subordination Agreement;

          (b) DEBT. Incur or permit any of its Subsidiaries to Incur any Debt other than:

               (i) Debt under the Loan Documents, the First Lien Loan Documents and the Second Lien Loan Documents;

               (ii) Capitalized Leases (other than Surviving Debt) not to exceed in the aggregate $7,500,000;

               (iii) the Surviving Debt;

               (iv) unsecured Debt of the Parent ("Permitted Parent Debt") that
          (A) is not subject to any guarantee by any Subsidiary of the Parent,
          (B) will not mature prior to the date that is ninety-one (91) days after the Termination Date, (C) has no scheduled amortization or payments of principal, (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, and (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, taken as a whole; provided, any such Debt shall constitute Permitted Parent Debt only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing, it being understood that any capitalized or paid-in-kind interest or accreted principal on such Debt shall not constitute an issuance or incurrence of Debt for purposes of this proviso;

               (v) Debt of the Borrower under Hedge Agreements; provided that such agreements (A) are designed solely to protect the Loan Parties against fluctuations in foreign currency exchange rates or interest rates and (B) do not increase the Debt of the obligor thereunder outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

               (vi) Debt Incurred in connection with the refinancing of any Debt permitted under Section 5.02(b)(i) or (ii) or clauses (c) or (d) of the

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

          definition of Assumed BTI Debt (other than the Debt under the Loan Documents, Permitted Refinancings, Replacement Refinancings or Receivables Refinancings), provided that the Debt Incurred in connection with such refinancing (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Debt being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Debt being refinanced, determined immediately prior to giving effect to such refinancing, (C) does not include any provisions that may require mandatory prepayment of such Debt prior to its scheduled maturity, other than scheduled prepayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome to the obligor thereunder than any such provisions included in the Debt being refinanced, (D) is Incurred by the same Person that Incurred the Debt being refinanced and is not Guaranteed or secured by any Lien unless the Debt being refinanced was Guaranteed or secured by a Lien (in which case such Debt shall not be Guaranteed by any Person that did not Guarantee the Debt being refinanced and shall not be secured by a Lien on any asset that did not secure the Debt being refinanced), (E) if the refinanced Debt was subordinated to the Debt under the Loan Documents, such Debt is subordinated to the Debt under the Loan Documents on terms no less favorable to the Lenders than the terms on which the Debt being refinanced was so subordinated, and (F) has an aggregate principal amount which is equal to the Debt being refinanced, provided that the Debt Incurred in connection with such refinancing may have an aggregate principal amount which is less than the Debt being refinanced in the case of a refinancing of less than all of the Debt referred to in clauses (c) and (d) of the definition of "Assumed BTI Debt" (each refinancing undertaken in accordance with this Section 5.02(b)(vi) shall be referred to herein as an "Existing Debt Refinancing");

               (vii) Permitted Refinancing; it being understood that the Loan Parties shall have the right to cause such Permitted Refinancing to be secured and guaranteed in a manner and on terms that are identical in all material respects to the manner in which and the terms on which the Debt under the First Lien Loan Documents (and/or the Second Lien Loan Documents, as applicable) is secured and guaranteed immediately prior to the consummation of such Permitted Refinancing. Effective as of the consummation of such Permitted Refinancing, the Permitted Refinancing lenders shall replace the lenders under the First Lien Loan Documents (and/or the Second Lien Loan Documents, as applicable) as parties to the Third Lien Intercreditor and Subordination Agreement, provided, that (A) there shall be no changes to the provisions of the Third Lien Intercreditor and Subordination Agreement that would adversely affect the rights and obligations thereunder of the Lenders and (B) the Permitted Refinancing documents shall not modify, or prohibit the Borrower from complying

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

          with, the provisions of their Agreement with respect to the final maturity date of this Facility.

               (viii) Receivables Financing; it being understood that (A) the Loan Parties shall have the right to cause such Receivable Financing to be secured by all Receivables of all of the Loan Parties, (B) effective as of the consummation of such Receivables Financing, the Lenders shall release all Liens in their favor on all Receivables of all of the Loan Parties, it being understood that the Receivables Financing shall be secured by a Lien on all such Receivables that is senior in priority to all other Liens thereon (subject to Permitted Liens), and that the Lenders shall not be entitled to any Lien on the Receivables, (C) effective as of the consummation of such Receivables Financing, the Receivables Financing lenders, the Lenders and the Second Lien Lenders shall replace the Third Lien Intercreditor and Subordination Agreement with a mutually acceptable Intercreditor agreement pursuant to which such lenders, the Lenders and the Second Lien Lenders, among other things, acknowledge that the Liens on the Receivables securing the Receivables Financing shall be senior in priority to all other Liens thereon (subject to Permitted Liens) and that the Liens on all other collateral of the Loan Parties shall be senior in priority to all other Liens thereon (subject to Permitted Liens or as otherwise expressly permitted by the Loan Documents); provided, that the documents evidencing the Receivables Refinancing shall not modify, or prohibit the Borrower from complying with, the provisions of this Agreement with respect to the final maturity date of this Facility or otherwise adversely affect the rights and obligations of the Lenders under the Third Lien Intercreditor and Subordination Agreement;

               (ix) Replacement Financing; it being understood that effective as of the consummation of such Replacement Financing, the Replacement Financing lenders, the Second Lien Lenders, if not paid in full, the Lenders shall replace the Third Lien Intercreditor and Subordination Agreement with mutually acceptable intercreditor agreements pursuant to which such lenders, the Lenders and the Second Lien Lenders, among other things, acknowledge that the Liens securing such Replacement Financing, the Second Lien Facility, and this Facility shall secure the Debt under such facilities and, if relevant, the Second Lien Facility, shall be senior to the obligations under the Loan Documents on substantially similar terms as set forth in the Third Lien Intercreditor Agreement and that such Liens shall be senior in priority to all other Liens, subject to Permitted Liens;

               (x) Debt of the type described in clause (j) of the definition of "Debt" which is secured by a Permitted Lien, to the extent that such Debt is Incurred in the ordinary course of business and is not the subject of an enforcement, collection, execution, levy or foreclosure proceeding and is not duplicative of Debt Incurred pursuant to Section 5.02(b)(xii);

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

               (xi) Subordinated Debt of the Loan Parties outstanding at any time in an aggregate principal amount not to exceed $30,000,000, on terms and conditions no less favorable to the First Lien Lenders and the Second Lien Lenders than under the Loan Documents, provided that
          (A) the maturity of such Subordinated Debt is at least 91 days following the final maturity date of the Second Lien Facility, (B) the Administrative Agent (as defined in the Second Lien Credit Agreement) and the Required Lenders under the Second Lien Credit Agreement are reasonably satisfied that the Parent and its Subsidiaries shall be in compliance with the provisions of the Second Lien Loan Documents for the period from the Incurrence of such Subordinated Debt through the final maturity date of the First Lien Facility, and (C) the Required Lenders under the Second Lien Credit Agreement have approved the terms of the subordination relating to such Subordinated Debt; and

               (xii) Debt in respect of Ordinary Course Obligations in an aggregate amount not to exceed $8,000,000 at any time outstanding.

          Notwithstanding any other provision under this Section 5.02(b), (A) the maximum amount of Debt that the Parent or a Subsidiary may Incur pursuant to this Section 5.02(b) shall not be deemed to be exceeded with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rates of currencies and (B) any Loan Party may Incur Debt owed to any other Loan Party.

          (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; provided that the Parent or any of its Subsidiaries may engage in activities that are ancillary or related to its business.

          (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation (x) of the Borrower, the Borrower shall be the surviving Person and (y) in the case of a merger among Subsidiaries of the Borrower, the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower; and

               (ii) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may permit any other Person to merge into or consolidate with it;

          provided that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

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

          (e) SALES, ETC., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, other than Inventory to be sold in the ordinary course of its business, except:

               (i) sales and leases of assets, including, without limitation, fiber sales in the ordinary course of its business consistent with prudent business practice for companies engaged in similar businesses for cash and fair value;

               (ii) in a transaction authorized by Section 5.02(d) (other than clause (ii) thereof);

               (iii) sales for cash and for fair value of assets related to the e^deltacom and OSDA businesses;

               (iv) sales of assets as consented to by the Required Lenders for cash and for fair value;

               (v) sales of obsolete equipment for cash and for fair value in an aggregate amount not to exceed (A) $2,000,000 and (B) $10,000,000 to the extent the proceeds thereof are used by any Loan Party to purchase replacement equipment that is substantially similar in type and function to the equipment sold;

               (vi) any sale, lease, transfer or other disposition by the Parent or any Subsidiary of the Parent to the Borrower and its Subsidiaries that are Loan Parties; and

               (vii) assignments, sales or other dispositions at fair market value for cash of accounts receivable representing amounts owed to any Loan Party by any Person that is subject to a proceeding under the Bankruptcy Code;

provided that in the case of sales of assets pursuant to clauses (iii), (iv) and
(v)(x) above which (A) occur prior to the date on which all Obligations under first, the First Lien Loan Documents or the Refinanced First Lien Loan Documents have been paid in full, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the obligations under the First Lien Loan Documents or the Refinanced First Lien Loan Documents pursuant to, and in the amount and order of priority set forth therein, second, the Second Lien Loan Documents or the Refinanced Second Lien Loan Documents have been paid in full, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the obligations under the Second Lien Loan Documents or the Refinanced Second Lien Loan Documents pursuant to, and thereafter in the amount and order of priority set forth thereinand to the extent all such obligations have been satisfied, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.04(b)(ii), as specified therein, and (B) occur after the date on

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

which all Obligations under the First Lien Loan Documents or the Refinanced First Lien Loan Documents and the Second Lien Loan Documents or the Refinanced Second Lien Loan Documents, have been paid in full, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.04(b)(ii), as specified therein. Nothing in this Section 5.02(e) shall restrict the Parent from issuing, selling, transferring or otherwise disposing of, for or without consideration and by dividend or otherwise, any Equity Interests in the Parent, or any option, warrant or other right to purchase or otherwise acquire any Equity Interests in the Parent.

          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

               (i) equity Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and other Investments in Loan Parties, including Persons who become Loan Parties in a transaction permitted by Section 5.02(d);

               (ii) loans and advances to employees in the ordinary course of the business of the Parent and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

               (iii) Investments in Cash Equivalents;

               (iv) Investments existing on the date hereof and described on
          Schedule 4.01(u) hereto;

               (v) extension of trade credit in the ordinary course of business; and

               (vi) Investments permitted pursuant to Section 5.02(d).

          (g) RESTRICTED PAYMENTS. Declare or pay, any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (each, a "Restricted Payment") or permit any of its Subsidiaries to make a Restricted Payment except (i) Restricted Payments by a Subsidiary of the Borrower or BTI to the Borrower or BTI, respectively, and to other Subsidiaries of the Borrower and BTI that are its parent (ii) if no Event of Default has occurred and is continuing, the Borrower may declare and pay dividends in cash or otherwise make distributions in cash to the Parent, to pay (A) scheduled interest and principal of Surviving Debt and (B) cash in lieu of issuing fractional shares of its Capital Stock in an aggregate amount not to exceed $250,000,
     (iii) the declaration or payment of dividends or distributions solely in Equity Interests of the Parent (including Series A PIK Dividends and Series B PIK Dividends) or (iv) the purchase, redemption,

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     retirement, defeasance or other acquisition for value of any of the Equity
     Interests of the Parent (A) in exchange for other Equity Interests of the Parent (including in connection with a Benefit Plan Exchange Offer), (B) upon the conversion of Preferred Interests of the Parent or the exercise, exchange or conversion of stock options, warrants or similar rights to acquire Equity Interests of the Parent, (C) in connection with any purchase, redemption, retirement, defeasance or other acquisition for value of Equity Interests of the Parent tendered by the holder of such Equity Interests in payment of withholding or other taxes relating to the exercise, exchange or conversion of stock options, warrants or other similar rights to acquire Equity Interests of the Parent or (D) tendered in settlement of indemnification or similar claims by the Parent against a holder of Equity Interests of the Parent.

          (h) AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except for any amendment that could not reasonably be expected to have a Material Adverse Effect.

          (i) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

          (j) PREPAYMENTS, ETC., OF DEBT. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled amortization or maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt or permit any of its Subsidiaries to do so except (A) the payment or prepayment of any or all of the Obligations under the First Lien Loan Documents or, Refinanced First Lien Loan Documents, the Second Lien Loan Document or the Refinanced Second Lien Loan Documents in accordance with the terms thereof, (B) subject to the Third Lien Intercreditor and Subordination Agreement, the payment or prepayment of any or all of the Obligations under the Loan Documents, (C) regularly scheduled or required repayments or redemptions of Surviving Debt and (D) the prepayment of Debt of any Loan Party by the Parent or any Subsidiary of the Parent or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt or permit any of its Subsidiaries to do so, except for any amendment, modification or change of Surviving Debt that (A) could not reasonably be expected to have a Material Adverse Effect, (B) would not accelerate the scheduled amortization or final maturity date of such Surviving Debt (C) would not increase the applicable interest rate of such Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing and (D) will not contain mandatory redemption prepayment covenant or event of default provisions materially more restrictive than the terms of such Surviving Debt prior to the date of such amendment, modification or change; provided that, notwithstanding the foregoing, the Parent and its Subsidiaries may consummate any Permitted Refinancing, Receivables Financing, Replacement Financing or Existing Debt Refinancing (and thereafter make any regularly scheduled or

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     required repayments or redemptions of Debt incurred in connection with any such Permitted Refinancing, Receivables Financing, Replacement Financing or Existing Debt Refinancing).

          (k) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of (A) the Lenders under this Agreement, (B) the First Lien Lenders as provided and defined in the First Lien Loan Documents or (C) the Second Lien Lenders under the Second Lien Loan Documents or (ii) in connection with (A) any Surviving Debt (as such restriction exists on the date hereof) or (B) any Capitalized Lease permitted under Section 5.02(b)(ii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (l) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

          (m) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (n) FORMATION OF SUBSIDIARIES. Organize, or permit any Subsidiary to organize, any new Subsidiary except so long as (i) there exists no Default or Event of Default both before and after giving effect to the creation of any new wholly owned Subsidiary and the transfer of any assets to such wholly owned Subsidiary, and (ii) the applicable Loan Party, owning any portions of the stock of any such new wholly owned Subsidiary immediately delivers all shares of stock of the new wholly owned Subsidiary to the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, subject to the provisions of the Third Lien Intercreditor and Subordination Agreement, for the benefit of the Lenders, the Lenders under the First Lien Loan Documents and the Lenders under the Second Lien Loan Documents, together with stock powers executed in blank and executes and delivers to the Collateral Agent pledge agreements pledging all such stock to secure the Obligations and the Obligations under the First Lien Loan Documents and the Second Lien Loan Documents, in form substantially similar to the applicable Loan Document.

          (o) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, any Loan Party or any Subsidiary of a Loan Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) the First Lien Loan Documents, (iii) the Second Lien Loan

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     Documents, and (iv) any agreement or instrument evidencing Surviving Debt
     (as such restriction exists on the date hereof).

          (p) AMENDMENT, ETC., OF MATERIAL CONTRACTS. Cancel or terminate (except in accordance with the terms thereof) any Material Contract, or consent to or accept any cancellation or termination thereof (except in accordance with the terms thereof), amend or otherwise modify any such Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any such Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any such Material Contract or take any other action in connection with any such Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing, except, in each of the foregoing cases, where to do so would not be reasonably likely to have a Material Adverse Effect.

          (q) Intentionally omitted.

          Section 5.03. REPORTING REQUIREMENTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, the Loan Parties shall furnish to the Agents and the Lenders:

          (a) DEFAULT NOTICE. As soon as possible and in any event within two days after the occurrence of each Default, Event of Default, or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default, Event of Default, or any such event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of an annual report on Form 10-K for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of BDO Seidman, LLP or other independent public accountants of recognized standing acceptable to the Required Lenders.

          (c) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (i) Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end

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

     of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year.

          (d) MONTHLY FINANCIALS. As soon as available and in any event within 30 days after the end of each month, (i) a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month, a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the preceding month, all in reasonable detail and duly certified by the Chief Financial Officer of the Parent and (ii) a condensed receivables aging report, prepared in accordance with the Borrower's customary practice from time to time, for the Loan Parties for such month with respect to their major lines of business and any significant specific accounts review necessary to support bad debt allowances, certified by the Chief Financial Officer of the Parent as fairly and accurately reporting the information described therein.

          (e) FORECASTS AND BUDGETS. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, the following prepared by management of the Borrower, in form satisfactory to the Administrative Agent (i) balance sheets, income statements and cash flow statements on a monthly and annual basis for the current Fiscal Year; (ii) balance sheets, income statements and cash flow statements on an annual basis for each Fiscal Year thereafter until the Termination Date; and (iii) a selling, general and administrative expense budget and a capital expenditure budget for the Loan Parties for each Fiscal Year in form and substance reasonably satisfactory to the Administrative Agent.

          (f) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan

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     Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (h) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

          (i) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or material instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the related documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent or any Lender may reasonably request.

          (j) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,000,000 or more.

          (k) TAX CERTIFICATES. (x) Promptly, and in any event within 15 Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the Loan Parties have paid to the Internal Revenue Service or other taxing authority, the full amount that the Loan Parties are required to pay in respect of Federal income tax for such year and that the Loan Parties have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year, and (y) all correspondence between any Loan Party and the Internal Revenue Service or other taxing authority relating to any request for, grant of and compliance with any extensions granted with respect to the filing of any income tax returns.

          (l) ERISA. (i) ERISA EVENTS AND ERISA REPORTS. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other

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     information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (ii) PLAN TERMINATIONS. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (iii) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

               (iv) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that is reasonably expected to be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (m) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (n) REAL PROPERTY. (i) As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(s) and 4.01(t) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (ii) promptly inform the Administrative Agent of any investments in any of the real property listed on Schedule 4.01(s) hereto proposed to be made by any Loan Party or Loan Parties such that thereafter, the value thereof shall exceed $1,000,000 individually.

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          (o) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender through the Administrative Agent, may reasonably specify.

          (p) NEW ACCOUNTS. Promptly after opening an account with a bank or other financial institution not subject to an account control agreement, notification thereof.

          (q) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          Section 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
     (ii) within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.05(b), 2.13, 5.01(e), (f), (i), (j),
     (m) or (n), 5.02 or 5.03; provided that failure to comply with the covenant set forth in Section 2.05(b) shall not constitute an Event of Default unless and until such failure shall remain unremedied for three Business Days; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

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          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgments or orders for the payment of money (individually or in the aggregate) in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days

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     during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected third priority lien on and security interest in the Collateral purported to be covered thereby (subject to Liens securing the First Lien Facilities and Liens securing the Second Lien Facility); or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,000,000; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

          (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

          (p) an "Event of Default" shall have occurred and be continuing under the First Lien Credit Agreement or the Second Lien Credit Agreement;

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then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                    GUARANTY

          Section 7.01. PARENT GUARANTY; LIMITATION OF LIABILITY. (a) The Parent hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, the Parent's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The Parent, and by its acceptance of this Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of the Parent hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Parent Guaranty and the Obligations of the Parent hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lenders and the Parent hereby irrevocably agrees that the obligations of the Parent under this Parent Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Parent under this Agreement not constituting a fraudulent transfer or conveyance.

          (c) The Parent hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Agreement or any

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other guaranty, the Parent will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          Section 7.02. GUARANTY ABSOLUTE. The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Parent under or in respect of this Agreement are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Parties (the Parent waiving any duty on the part of the Secured Parties to disclose such information);

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          (g) the failure of any other Person to execute or deliver this
     Agreement or any other guaranty or agreement or the release or reduction of liability of the Parent or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 7.03. WAIVERS AND ACKNOWLEDGMENTS. (a) The Parent hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Parent hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Parent hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent or other rights of the Parent to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent hereunder. (d) The Parent hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Parent any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (e) The Parent acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

          Section 7.04. SUBROGATION. The Parent hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party or any other inside guarantor that arise from the existence,

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payment, performance or enforcement of the Parent's Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash. If any amount shall be paid to the Parent in violation of the immediately preceding sentence at any time prior to the latest of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Parent and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising. If (i) the Parent shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Secured Parties will, at the Parent 's request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Guaranteed Obligations resulting from such payment made by the Parent pursuant to this Agreement.

          Section 7.05. Intentionally omitted.

          Section 7.06. SUBORDINATION. The Parent hereby subordinates any and all debts, liabilities and other Obligations owed to Parent by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

          (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Parent may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, the Parent shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under the Bankruptcy Code (or similar law) relating to any other Loan Party, the Parent agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations

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(including Pose-Petition Interest) before the Parent receives payment of any
Subordinated Obligations.

          (c) TURN-OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Parent shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Parent under the other provisions of this Agreement.

          (d) ADMINISTRATIVE AGENT AUTHORIZATION. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Parent, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require the Parent (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

          Section 7.07. CONTINUING GUARANTY; ASSIGNMENTS. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and (ii) the Termination Date, (b) be binding upon the Parent, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, subject to Section 9.07, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. The Parent shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          Section 7.08. RELEASE OF THE PARENT. In the event that all of the capital stock of the Parent is sold or otherwise disposed of (except to the Borrower, BTI or any Subsidiary of the Borrower or BTI) or liquidated in compliance with the requirements of this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of this Agreement, to the extent applicable, the Parent shall be released from this Agreement and this Agreement shall, as to the Parent, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or partnership interests of the Parent shall be deemed to be a sale of the Parent for the purposes of this Section 7.08).

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                                  ARTICLE VIII

                                    THE AGENT

          Section 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          Section 8.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 8.03. WCAS AND AFFILIATES. With respect to any Commitments, any Advances made by it and any Notes issued to it, WCAS shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not

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an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include WCAS in its individual capacity. WCAS and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if WCAS was not an Agent and without any duty to account therefor to the Lenders.

          Section 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 8.05. INDEMNIFICATION. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section
9.04 (other than under Section 9.04(c)), to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) the Commitments of the respective Lenders at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          Section 8.06. SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time

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with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. It is understood and agreed that no Competitor shall qualify or be appointed as a successor Agent under this Section 8.06.

          Section 8.07. APPOINTMENT OF SUBAGENTS. Anything herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents or collateral co-agents (each, a "Subagent") with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the Liens on such Collateral granted pursuant to the applicable Collateral Documents shall be deemed for purposes of this Agreement and the other Loan Documents to have been granted to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, (ii) such Subagent shall be automatically vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent under the Loan Documents with respect to such Collateral, (iii) the provisions of this Article VIII and of Section 9.04 that refer to each Agent shall be deemed to be references to each Agent and/or each Subagent, as the context may require, and (iv) the term "Collateral Agent", when used herein or in any of the applicable Collateral Documents in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

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                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of the Parent under Section 7.01 or release the Parent or otherwise limit the Parent 's liability with respect to the Obligations owing to the Agents and the Lenders, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Lenders under the Loan Documents, or (v) amend Section 2.10 or this
Section 9.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under any of the Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          Section 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 1791 OG Skinner Drive, West Point, GA 81833, Attention: Chief Financial Officer; if to any Amendment Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto or as otherwise specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Agent, at its address at 320 Park Avenue, Suite 2500, New York, NY 10022, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to
Article II, III or VIII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to
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

be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          Section 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable and documented fees and expenses of counsel and financial advisors for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, including, without limitation, the negotiation of this Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any claims by third parties involving (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the parties hereto also agrees not to assert any claim against any other party hereto or any of their respective

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Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

          (d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.07 and 2.09 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          Section 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

          Section 9.06. BINDING EFFECT. This Agreement shall become effective when it has been executed by the Borrower and each Agent, and the Administrative Agent has been notified by the Required Lenders that each such Required Lender has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          Section 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of

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

any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower, such approval, in the case of the Borrower, not to be unreasonably withheld), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment. No processing and recordation fee shall be due.

          (b) Upon such execution, delivery, consent, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance

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

with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates or a Competitor) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties furnished to such Lender by or on behalf of the Loan Parties; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

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

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          Section 9.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          Section 9.09. CONFIDENTIALITY. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, provided, that prior to such disclosure, such contractual counterparty or professional advisor to such contractual counterparty shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Agent or Lender.

          Section 9.10. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          Section 9.11. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. Notwithstanding the foregoing, no party that is a sovereign entity shall be deemed to have waived any immunity against pre-judgment attachment of any of its assets or properties.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          Section 9.12. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 9.13. WAIVER OF JURY TRIAL. Each of the Loan Parties, the Borrower, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PARENT:                         ITC^DELTACOM, INC.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer


BORROWER:                       INTERSTATE FIBERNET, INC.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer


SUBSIDIARIES:                   ITC^DELTACOM COMMUNICATIONS, INC


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer


                                DELTACOM INFORMATION SYSTEMS, INC.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer


                                BUSINESS TELECOM, INC.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer

                                BTI TELECOM CORP.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer


                                BUSINESS TELECOM OF VIRGINIA, INC.


                                By:   ____________________________________
                                Name:   Richard E. Fish
                                Title:  Chief Administrative Officer

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

                                WELSH, CARSON, ANDERSON & STOWE VIII, L.P.


                                By:   ____________________________________
                                Name:   Jonathon M. Rather
                                Title:  Managing Member

LENDERS:


                                WCAS CAPITAL PARTNERS III, L.P.
                                By: WCAS CP III Associates LLC,
                                    General Partner


                                By:   ____________________________________
                                Name:   Jonathon M. Rather
                                Title:  Managing Member


                                Welsh, Carson, Anderson & Stowe VIII, L.P.
                                By: WCAS VIII Associates LLC,
                                    General Partner


                                By:   ____________________________________
                                Name:   Jonathon M. Rather
                                Title:  Managing Member

                                   Certain individual investors and trusts


                                   By:  _______________________________________
                                        Jonathan M. Rather, as Attorney-in-fact
                                        for the individual investors listed
                                        below:

                                        Russell L. Carson
                                        Andrew M. Paul
                                        Thomas E. McInerney
                                        Robert A. Minicucci
                                        Paul B. Queally
                                        Anthony J. de Nicola

                                        D. Scott Mackesy
                                        Sanjay Swani
                                        Laura VanBuren
                                        Sean Traynor
                                        John Almeida
                                        Eric J. Lee
                                        IRA f/b/o Jonathan M. Rather


                                   Other trusts:

                                   Mary R. Anderson TTEE of The Bruce K.
                                     Anderson 2004 Trust
                                   The Bruce K. Anderson 2004 Irrevocable Trust


                                   By:  _______________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   Carol Welsh TTEE of the Patrick Welsh
                                     2004 Irrevocable Trust


                                   By:  _______________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   SCHEDULE I

                                 LENDING OFFICES


---------------------------------- ------------------------------------ --------------------------------------- -------------------
                                                                                                                      Amount of
                                                                                                                     Advances on
          Name of Lender                       Lending Office                      Wiring Instructions               Closing Date
---------------------------------- ------------------------------------ --------------------------------------- -------------------
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